Exhibit 99.1

Radian Announces Third Quarter 2016 Financial Results

-- Net income of $83 million or $0.37 per diluted share –

-- Adjusted diluted net operating income per share of $0.41–

-- Writes $15.7 billion in new MI business; sets company record for highest quarterly volume of flow MI –

-- Book value per share increases 14% year-over-year to $13.47 –

PHILADELPHIA--(BUSINESS WIRE)--October 27, 2016--Radian Group Inc. (NYSE: RDN) today reported net income for the quarter ended September 30, 2016, of $82.8 million, or $0.37 per diluted share. This compares to net income for the quarter ended September 30, 2015, of $70.1 million, or $0.29 per diluted share. Pretax income for the quarter ended September 30, 2016, was $126.9 million, compared to $115.7 million for the quarter ended September 30, 2015.

Key Financial Highlights (dollars in millions, except per share data)
	Quarter Ended	Quarter Ended	Percent
	September 30,	September 30,	Change
	2016	2015
Net income	$82.8	$70.1	18%
Diluted net income per share	$0.37	$0.29	28%
Pretax income	$126.9	$115.7	10%
Adjusted pretax operating income	$139.9	$115.6	21%
Adjusted diluted net operating income per share *	$0.41	$0.31	32%
Net premiums earned - insurance	$238.1	$227.4	5%
New Mortgage Insurance Written (NIW)	$15,656	$11,176	40%
Book value per share	$13.47	$11.77	14%

* Adjusted diluted net operating income per share is calculated using the company’s statutory tax rate of 35 percent.

Adjusted pretax operating income for the quarter ended September 30, 2016, was $139.9 million, compared to $115.6 million for the quarter ended September 30, 2015. Adjusted diluted net operating income per share for the quarter ended September 30, 2016, was $0.41, compared to $0.31 for the quarter ended September 30, 2015. See “Non-GAAP Financial Measures” below.

Book value per share at September 30, 2016 was $13.47, an increase of 3 percent from $13.09 at June 30, 2016, and an increase of 14 percent from $11.77 at September 30, 2015.

“We set a record for Radian in the third quarter, writing the highest volume of new flow mortgage insurance business ever in our 40-year history, adding to our existing high-quality insurance in-force book,” said Radian’s Chief Executive Officer S.A. Ibrahim. “Our company continued to benefit from positive credit trends, including another decline in our total number of delinquent loans, high quarterly cure rates and continued outstanding performance from our newest books of mortgage insurance business.”

THIRD QUARTER HIGHLIGHTS

Mortgage Insurance

  New mortgage insurance written (NIW) grew to $15.7 billion for the quarter, representing record volume of NIW written on a flow basis for the company, and an increase of 40 percent compared to $11.2 billion in the prior-year quarter.
    Of the $15.7 billion in new business written in the third quarter of 2016, 27 percent was written with single premiums. Net single premiums written, after consideration of the 35 percent ceded under the company’s Single Premium Quota Share Reinsurance Agreement, was 17 percent in the third quarter of 2016.
    Refinances accounted for 22 percent of total NIW in the third quarter of 2016, compared to 18 percent in the second quarter of 2016, and 13 percent a year ago.
    NIW continued to consist of loans with excellent risk and return characteristics.
  Total primary mortgage insurance in force as of September 30, 2016, grew to $181.2 billion, compared to $177.7 billion as of June 30, 2016, and $174.9 billion as of September 30, 2015.
    The composition of Radian’s mortgage insurance portfolio has significantly improved over the past several years:
      87 percent of primary mortgage insurance risk in force consisted of new business written after 2008, including those loans that successfully completed the Home Affordable Refinance Program (HARP).
      57 percent of primary mortgage insurance risk in force at September 30, 2016, consisted of loans with FICO scores greater than or equal to 740, compared to 26 percent of loans at December 31, 2007.
      7 percent of primary mortgage insurance risk in force at September 30, 2016, consisted of loans with a loan-to-value (LTV) greater than 95 percent, compared to 24 percent of loans at December 31, 2007.
    Persistency, which is the percentage of mortgage insurance in force that remains on the company’s books after a twelve-month period, was 78.4 percent as of September 30, 2016, compared to 79.9 percent as of June 30, 2016, and 79.2 percent as of September 30, 2015.
    Annualized persistency for the three-months ended September 30, 2016, was 75.3 percent, compared to 78.0 percent for the three-months ended June 30, 2016, and 80.5 percent for the three-months ended September 30, 2015.
  Total net premiums earned were $238.1 million for the quarter ended September 30, 2016, compared to $229.1 million for the quarter ended June 30, 2016, and $227.4 million for the quarter ended September 30, 2015. Notable variable items impacting net premiums earned include:
    Acceleration of premiums related to Single Premium Policy cancellations, which are net of reinsurance, were $18.4 million in the third quarter, compared to $14.8 million in the second quarter of 2016, and $12.8 million in the third quarter of 2015.
    Ceded premiums of $19.9 million, $19.9 million and $14.8 million for the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015, respectively, are net of accrued profit commission on reinsurance transactions of $8.9 million in the third quarter, compared to $7.9 million in the second quarter of 2016, and $0.7 million in the third quarter of 2015.
    Additional details may be found in Exhibit D.
  The mortgage insurance provision for losses was $56.1 million in the third quarter of 2016, compared to $50.1 million in the second quarter of 2016, and $64.1 million in the third quarter of 2015.
    The loss ratio in the third quarter was 23.6 percent, compared to 21.9 percent in the second quarter of 2016 and 28.2 percent in the third quarter of 2015.
    Mortgage insurance loss reserves were $821.9 million as of September 30, 2016, compared to $848.4 million as of June 30, 2016, and $1,098.6 million as of September 30, 2015.
    Primary reserve per primary default (excluding IBNR and other reserves) was $24,049 as of September 30, 2016. This compares to primary reserve per primary default of $24,609 as of June 30, 2016, and $26,237 as of September 30, 2015.
  The total number of primary delinquent loans decreased by 1 percent in the third quarter from the second quarter of 2016, and by 18 percent from the third quarter of 2015. The primary mortgage insurance delinquency rate decreased to 3.3 percent in the third quarter of 2016, compared to 3.4 percent in the second quarter of 2016, and 4.1 percent in the third quarter of 2015.
  Total mortgage insurance claims paid were $82.7 million in the third quarter, compared to $90.7 million in the second quarter of 2016, and $169.1 million in the third quarter of 2015. The company expects claims paid for the full-year 2016 of approximately $375 million.

Mortgage and Real Estate Services

  The Services segment provides outsourced services, information-based analytics, residential loan due diligence, valuations, surveillance and specialty consulting for buyers and sellers of, and investors in, mortgage- and real estate-related loans and securities. These services and solutions are provided primarily through Clayton and its subsidiaries, including Green River Capital, Red Bell Real Estate and ValuAmerica.
  Total revenues for the third quarter were $43.8 million, compared to $39.0 million for the second quarter of 2016, and $43.1 million for the third quarter of 2015.
  The adjusted pretax operating loss for the quarter ended September 30, 2016, was $2.5 million, compared to $6.0 million for the quarter ended June 30, 2016, and $0.3 million for the quarter ended September 30, 2015. Services adjusted earnings before interest, income taxes, depreciation and amortization (Services adjusted EBITDA) for the quarter ended September 30, 2016, was $5.0 million, compared to $2.0 million for the quarter ended June 30, 2016, and $6.3 million for the quarter ended September 30, 2015. Additional details regarding the non-GAAP measure Services adjusted EBITDA may be found in Exhibits F and G.

Consolidated Expenses

Other operating expenses were $64.9 million in the third quarter, compared to $65.7 million in the second quarter of 2016, and $65.1 million in the third quarter of last year.

  Notable variable items impacting other operating expenses include:
    The company’s investment to significantly upgrade its technology systems, which represented $2.4 million in the third quarter, compared to $2.4 million in the second quarter of 2016, and $1.8 million in the third quarter of 2015.
    Severance charges of $1.1 million in the third quarter, compared to $0.3 million in the second quarter, and $0.3 million in the third quarter of 2015.
    Total incentive compensation expense of $12.8 million in the third quarter, compared to $14.2 million in the second quarter of 2016, and $11.9 million in the third quarter of 2015. The expense in the third quarter of 2016 was impacted by an increase to accrued short-term incentive compensation. The expense in the second quarter of 2016 and the third quarter of 2015 included expense related to the annual grants of new equity-settled long-term incentive awards. The expense in these periods was significantly elevated primarily due to the required acceleration of expense recognition for retirement-eligible employees.
    Additional details may be found in Exhibit D.
  Operating expenses before corporate allocations for the third quarter of 2016 were comprised of $38.1 million for the Mortgage Insurance segment, compared to $36.1 million in the second quarter of 2016, and $36.6 million in the third quarter of last year.
  Operating expenses before corporate allocations for the third quarter of 2016 were comprised of $12.7 million for the Services segment, compared to $12.5 million in the second quarter of 2016, and $11.5 million in the third quarter of last year.

CAPITAL AND LIQUIDITY UPDATE

Radian Group maintained approximately $480 million of available liquidity as of September 30, 2016. The company continues to utilize a portion of its liquidity in order to accelerate its capital plan, with the objective of better positioning Radian Group for a return to investment grade ratings in the future.

During the third quarter, the company took the following actions:

  Radian purchased approximately $21.2 million face value of its outstanding 2.25% Convertible Senior Notes due 2019. This decreased the company’s fully diluted share count by approximately 2 million shares.
  The company adopted a Rule 10b5-1 plan to implement the previously authorized $125 million share repurchase program through its June 2017 expiration. As a result of the timing of implementation and the initial parameters of the 10b5-1 plan, Radian did not repurchase any shares of its common stock during the third quarter.
  Radian redeemed the remaining $196 million aggregate principal amount outstanding of its 9.000% Senior Notes due 2017. Radian Group paid an aggregate redemption amount of $211 million, including accrued interest through the redemption date.

The combination of these capital actions, along with the actions taken in the first and second quarters of 2016, decreased the company’s total number of diluted shares by 23.1 million.

CONFERENCE CALL

Radian will discuss third quarter financial results in a conference call today, Thursday, October 27, 2016, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.radian.biz/page?name=Webcasts or at www.radian.biz. The call may also be accessed by dialing 800.230.1096 inside the U.S., or 612.332.0107 for international callers, using passcode 404490 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two and a half hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800.475.6701 inside the U.S., or 320.365.3844 for international callers, passcode 404490.

In addition to the information provided in the company's earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian's website under Investors >Quarterly Results, or by clicking on http://www.radian.biz/page?name=QuarterlyResults.

NON-GAAP FINANCIAL MEASURES

Radian believes that adjusted pretax operating income and adjusted diluted net operating income per share (non-GAAP measures) facilitate evaluation of the company’s fundamental financial performance and provide relevant and meaningful information to investors about the ongoing operating results of the company. On a consolidated basis, these measures are not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as alternatives to GAAP measures of performance. The measures described below have been established in order to increase transparency for the purpose of evaluating the company’s core operating trends and enabling more meaningful comparisons with Radian’s competitors.

Adjusted pretax operating income is defined as earnings excluding the impact of certain items that are not viewed as part of the operating performance of the company’s primary activities, or not expected to result in an economic impact equal to the amount reflected in pretax income (loss). Adjusted pretax operating income adjusts GAAP pretax income to remove the effects of: (i) net gains (losses) on investments and other financial instruments; (ii) loss on induced conversion and debt extinguishment; (iii) acquisition-related expenses; (iv) amortization and impairment of intangible assets; and (v) net impairment losses recognized in earnings. Adjusted diluted net operating income per share represents a diluted net income per share calculation using as its basis adjusted pretax operating income, net of taxes at the company’s statutory tax rate for the period.

In addition to the above non-GAAP measures for the consolidated company, the company also presents as supplemental information a non-GAAP measure for the Services segment, representing earnings before interest, income taxes, depreciation and amortization (EBITDA). Services adjusted EBITDA is calculated by using the Services segment’s adjusted pretax operating income as described above, further adjusted to remove the impact of depreciation and corporate allocations for interest and operating expenses. Services adjusted EBITDA is presented to facilitate comparisons with other services companies, since it is a widely accepted measure of performance in the services industry.

See Exhibit F or Radian’s website for a description of these items, as well as Exhibit G for reconciliations to the most comparable consolidated GAAP measures.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance, risk management products and real estate services to financial institutions. Radian offers products and services through two business segments:

  Mortgage Insurance, through its principal mortgage insurance subsidiary Radian Guaranty Inc. This private mortgage insurance protects lenders from default-related losses, facilitates the sale of low-downpayment mortgages in the secondary market and enables homebuyers to purchase homes more quickly with downpayments less than 20%.
  Mortgage and Real Estate Services, through its principal services subsidiary Clayton, as well as Green River Capital, Red Bell Real Estate and ValuAmerica. These solutions include information and services that financial institutions, investors and government entities use to evaluate, acquire, securitize, service and monitor loans and asset-backed securities.

Additional information may be found at www.radian.biz.

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)
For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/page?name=FinancialReportsCorporate.

Exhibit A:	Condensed Consolidated Statements of Operations Trend Schedule
Exhibit B:	Net Income Per Share Trend Schedule
Exhibit C:	Condensed Consolidated Balance Sheets
Exhibit D:	Net Premiums – Insurance Earned and Other Operating Expenses
Exhibit E:	Segment Information
Exhibit F:	Definition of Consolidated Non-GAAP Financial Measures
Exhibit G:	Consolidated Non-GAAP Financial Measure Reconciliations
Exhibit H:	Mortgage Insurance Supplemental Information
New Insurance Written
Exhibit I:	Mortgage Insurance Supplemental Information
Primary Insurance in Force and Risk in Force
Exhibit J:	Mortgage Insurance Supplemental Information
Claims and Reserves
Exhibit K:	Mortgage Insurance Supplemental Information
Default Statistics
Exhibit L:	Mortgage Insurance Supplemental Information
QSR, Captives and Persistency

Radian Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Exhibit A

	2016			2015
(In thousands, except per share amounts)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Revenues:
Net premiums earned - insurance	$238,149	$229,085	$220,950	$226,443	$227,433
Services revenue	43,096	38,294	31,600	37,493	42,189
Net investment income	28,430	28,839	27,201	22,833	22,091
Net gains (losses) on investments and other financial instruments	7,711	30,527	31,286	(13,402)	3,868
Other income	3,497	3,423	1,915	1,515	1,711
Total revenues	320,883	330,168	312,952	274,882	297,292

Expenses:
Provision for losses	55,785	49,725	42,991	56,805	64,192
Policy acquisition costs	6,119	5,393	6,389	4,831	2,880
Direct cost of services	26,704	24,858	21,749	22,241	24,949
Other operating expenses	64,862	65,680	58,989	59,570	65,082
Interest expense	19,783	22,546	21,534	20,996	21,220
Loss on induced conversion and debt extinguishment	17,397	2,108	55,570	2,320	11
Amortization and impairment of intangible assets	3,292	3,311	3,328	3,409	3,273
Total expenses	193,942	173,621	210,550	170,172	181,607

Pretax income	126,941	156,547	102,402	104,710	115,685
Income tax provision	44,138	58,435	36,153	30,182	45,594
Net income	$82,803	$98,112	$66,249	$74,528	$70,091

Diluted net income per share:	$0.37	$0.44	$0.29	$0.32	$0.29

Selected Mortgage Insurance Key Ratios
Loss ratio (1)	23.6%	21.9%	19.6%	25.1%	28.2%
Expense ratio (1)	23.6%	24.4%	22.4%	22.7%	23.9%

(1)	Calculated on a GAAP basis using net premiums earned.

Radian Group Inc. and Subsidiaries
Net Income Per Share
Exhibit B

The calculation of basic and diluted net income per share was as follows:

	2016			2015
(In thousands, except per share amounts)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Net income:
Net income—basic	$82,803	$98,112	$66,249	$74,528	$70,091
Adjustment for dilutive Convertible Senior Notes due 2019, net of tax (1)	848	913	3,390	3,664	3,714
Net income—diluted	$83,651	$99,025	$69,639	$78,192	$73,805

Average common shares outstanding—basic	214,387	214,274	203,706	206,872	207,938
Dilutive effect of Convertible Senior Notes due 2017 (2)	178	12	—	1,057	1,798
Dilutive effect of Convertible Senior Notes due 2019	8,274	8,928	33,583	37,736	37,736
Dilutive effect of stock-based compensation arrangements (2)	3,129	2,989	2,418	2,316	3,323
Adjusted average common shares outstanding—diluted	225,968	226,203	239,707	247,981	250,795

Basic net income per share:	$0.39	$0.46	$0.33	$0.36	$0.34

Diluted net income per share:	$0.37	$0.44	$0.29	$0.32	$0.29

(1)	As applicable, includes coupon interest, amortization of discount and fees, and other changes in income or loss that would result from the assumed conversion.
(2)

The following number of shares of our common stock equivalents issued under our stock-based compensation arrangements and convertible debt were not included in the calculation of diluted net income per share because they were anti-dilutive:

	2016			2015
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3
Shares of common stock equivalents	1,045	1,042	709	728	469
Shares of Convertible Senior Notes due 2017	—	—	1,902	—	—

Radian Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Exhibit C

	September 30,			June 30,		March 31,		December 31,		September 30,
(In thousands, except per share data)	2016			2016		2016		2015		2015

Assets:
Investments	$4,565,748			$4,636,914		$4,470,172		$4,298,686		$4,376,771
Cash	46,356			55,062		64,844		46,898		69,030
Restricted cash	10,312			9,298		10,060		13,000		10,280
Accounts and notes receivable	94,692			77,170		66,340		61,734		65,951
Deferred income taxes, net	401,442			444,513		518,059		577,945		601,893
Goodwill and other intangible assets, net	279,400			282,703		286,069		289,417		287,334
Prepaid reinsurance premium	229,754			229,231		228,718		40,491		44,091
Other assets	422,123			332,372		325,129		313,929		305,566
Total assets	$6,049,827			$6,067,263		$5,969,391		$5,642,100		$5,760,916

Liabilities and stockholders’ equity:
Unearned premiums	$680,973			$677,599		$673,887		$680,300		$676,938
Reserve for losses and loss adjustment expense	821,934			848,379		891,348		976,399		1,098,570
Long-term debt	1,067,666			1,278,051		1,286,466		1,219,454		1,230,246
Reinsurance funds withheld	177,147			163,360		151,104		—		—
Other liabilities	413,401			294,507		306,188		269,016		311,855
Total liabilities	3,161,121			3,261,896		3,308,993		3,145,169		3,317,609

Equity component of currently redeemable convertible senior notes	—			—		—		—		7,737

Common stock	232			232		232		224		224
Treasury stock	(893,197)			(893,176)		(893,176)		(893,176)		(893,176)
Additional paid-in capital	2,778,860			2,781,136		2,773,349		2,716,618		2,718,210
Retained earnings	937,338			855,070		757,202		691,742		617,731
Accumulated other comprehensive income (loss)	65,473			62,105		22,791		(18,477)		(7,419)
Total stockholders’ equity	2,888,706			2,805,367		2,660,398		2,496,931		2,435,570
Total liabilities and stockholders’ equity	$6,049,827			$6,067,263		$5,969,391		$5,642,100		$5,760,916

Shares outstanding	214,405			214,284		214,265		206,872		206,870

Book value per share	$13.47			$13.09		$12.42		$12.07		$11.77

Statutory Capital Ratios
Risk to capital ratio-Radian Guaranty only	13.7	:1	(1)	14.0	:1	12.5	:1	14.3	:1	16.5	:1
Risk to capital ratio-Mortgage Insurance combined	13.9	:1	(1)	14.2	:1	12.9	:1	14.6	:1	17.9	:1

(1)	Preliminary.

Radian Group Inc. and Subsidiaries
Net Premiums Earned - Insurance and Other Operating Expenses
Exhibit D

	2016			2015
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Premiums earned - insurance:
Direct	$258,074	$248,938	$240,330	$239,424	$242,260
Assumed	9	9	9	10	10
Ceded	(19,934)	(19,862)	(19,389)	(12,991)	(14,837)
Net premiums earned - insurance	$238,149	$229,085	$220,950	$226,443	$227,433

Notable variable items: (1)
Single Premium Policy cancellations, net of reinsurance	$18,448	$14,841	$9,783	$13,520	$12,771
Profit commission - reinsurance (2)	8,922	7,891	6,134	1,559	678
Total	$27,370	$22,732	$15,917	$15,079	$13,449

Other operating expenses	$64,862	$65,680	$58,989	$59,570	$65,082

Notable variable items: (3)
Technology upgrade project (4)	$2,440	$2,443	$2,271	$1,558	$1,818
Severance costs	1,137	277	3,040	116	327
Incentive compensation (5) (6)	12,771	14,248	6,196	4,037	11,916
Ceding commissions (7)	(5,460)	(5,006)	(4,413)	(1,229)	(1,318)
Total	$10,888	$11,962	$7,094	$4,482	$12,743

(1)	Affecting net premiums earned-insurance.
(2)	For 2016, the amounts represent the profit commission on the Single Premium QSR Transaction. For 2015, the amount represents an accrual for the profit commission on the Second QSR Transaction.
(3)	Affecting other operating expenses.
(4)	Represents the expense impact of certain costs incurred in our initiative to significantly upgrade our technology systems.
(5)

The expense relates to short- and long-term incentive compensation programs. For our equity-settled long-term incentive awards the annual grants for 2015 were made in the third quarter of 2015, whereas the annual grants for 2016 were made in the second quarter of 2016. The expense is elevated in these two quarters primarily due to the required acceleration of expense recognition for retirement-eligible employees, who are considered effectively vested immediately in these grants that would otherwise vest over a period of 3 or 4 years. The expense in the third quarter of 2016 remained elevated, primarily due to an adjustment to accrued short-term incentives based on year-to-date performance.

(6)	Incentive compensation expense is shown net of deferred policy acquisition costs.
(7)	Ceding commissions are shown net of deferred policy acquisition costs.

Radian Group Inc. and Subsidiaries
Segment Information
Exhibit E (page 1 of 2)

Summarized financial information concerning our operating segments as of and for the periods indicated is as follows. For a definition of adjusted pretax operating income and Services adjusted EBITDA, along with reconciliations to consolidated GAAP measures, see Exhibits F and G.

	Mortgage Insurance
	2016				2015
(In thousands)	Qtr 3	Qtr 2	Qtr 1		Qtr 4	Qtr 3
Net premiums written - insurance	$240,999	$232,353	$26,310	(1)	$233,347	$242,168
Decrease (increase) in unearned premiums	(2,850)	(3,268)	194,640		(6,904)	(14,735)
Net premiums earned - insurance	238,149	229,085	220,950		226,443	227,433
Net investment income	28,430	28,839	27,201		22,833	22,091
Other income	3,511	3,424	1,915		1,515	1,711
Total	270,090	261,348	250,066		250,791	251,235

Provision for losses	56,151	50,074	43,275		56,817	64,128
Policy acquisition costs	6,119	5,393	6,389		4,831	2,880
Other operating expenses before corporate allocations	38,081	36,126	33,829		37,406	36,632
Total (2)	100,351	91,593	83,493		99,054	103,640
Adjusted pretax operating income before corporate allocations	169,739	169,755	166,573		151,737	147,595
Allocation of corporate operating expenses	11,911	14,286	9,329		9,251	14,893
Allocation of interest expense	15,360	18,124	17,112		16,582	16,797
Adjusted pretax operating income	$142,468	$137,345	$140,132		$125,904	$115,905

	Services
	2016				2015
(In thousands)	Qtr 3	Qtr 2	Qtr 1		Qtr 4	Qtr 3
Services revenue (2)	$43,800	$39,002	$32,196		$38,175	$43,114

Direct cost of services	26,911	25,224	22,053		22,880	25,870
Other operating expenses before corporate allocations	12,740	12,537	13,883		11,710	11,533
Total	39,651	37,761	35,936		34,590	37,403
Adjusted pretax operating income (loss) before corporate allocations (3)	4,149	1,241	(3,740)		3,585	5,711
Allocation of corporate operating expenses	2,265	2,779	1,751		968	1,567
Allocation of interest expense	4,423	4,422	4,422		4,414	4,423
Adjusted pretax operating income (loss)	$(2,539)	$(5,960)	$(9,913)		$(1,797)	$(279)

(1)	Net of ceded premiums written under the Single Premium QSR transaction of $197.6 million.
(2)	Inter-segment information:
	2016			2015
	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3
Inter-segment expense included in Mortgage Insurance segment	$718	$709	$596	$682	$1,092
Inter-segment revenue included in Services segment	718	709	596	682	1,092

Radian Group Inc. and Subsidiaries
Segment Information
Exhibit E (page 2 of 2)

(3) Supplemental information for Services adjusted EBITDA (see definition in Exhibit F):
	2016			2015
	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3
Adjusted pretax operating income (loss) before corporate allocations	$4,149	$1,241	$(3,740)	$3,585	$5,711
Depreciation and amortization	882	747	661	612	555
Services adjusted EBITDA	$5,031	$1,988	$(3,079)	$4,197	$6,266

Selected balance sheet information for our segments, as of the periods indicated, is as follows:

	At September 30, 2016
(In thousands)	Mortgage Insurance	Services	Total
Total assets	$5,686,726	$363,101	$6,049,827

	At December 31, 2015
(In thousands)	Mortgage Insurance	Services	Total
Total assets	$5,281,597	$360,503	$5,642,100

Radian Group Inc. and Subsidiaries
Definition of Consolidated Non-GAAP Financial Measures
Exhibit F (page 1 of 2)

Use of Non-GAAP Financial Measures

In addition to the traditional GAAP financial measures, we have presented “adjusted pretax operating income (loss)” and “adjusted diluted net operating income (loss) per share,” non-GAAP financial measures for the consolidated company, among our key performance indicators to evaluate our fundamental financial performance. These non-GAAP financial measures align with the way the Company’s business performance is evaluated by both management and the board of directors. These measures have been established in order to increase transparency for the purposes of evaluating our operating trends and enabling more meaningful comparisons with our peers. Although on a consolidated basis “adjusted pretax operating income (loss)” and “adjusted diluted net operating income (loss) per share” are non-GAAP financial measures, we believe these measures aid in understanding the underlying performance of our operations. Our senior management, including our Chief Executive Officer (the Company’s chief operating decision maker), uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of the Company’s business segments and to allocate resources to the segments.

Adjusted pretax operating income (loss) is defined as GAAP pretax income (loss) excluding the effects of net gains (losses) on investments and other financial instruments, loss on induced conversion and debt extinguishment, acquisition-related expenses, amortization and impairment of intangible assets and net impairment losses recognized in earnings. Adjusted diluted net operating income (loss) per share is calculated by dividing (i) adjusted pretax operating income (loss) attributable to common shareholders, net of taxes computed using the company’s statutory tax rate, by (ii) the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Interest expense on convertible debt, share dilution from convertible debt and the impact of stock-based compensation arrangements have been reflected in the per share calculations consistent with the accounting standard regarding earnings per share, whenever the impact is dilutive.

Although adjusted pretax operating income (loss) excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent those that are: (1) not viewed as part of the operating performance of our primary activities; or (2) not expected to result in an economic impact equal to the amount reflected in pretax income (loss). These adjustments, along with the reasons for their treatment, are described below.

(1)

Net gains (losses) on investments and other financial instruments. The recognition of realized investment gains or losses can vary significantly across periods as the activity is highly discretionary based on the timing of individual securities sales due to such factors as market opportunities, our tax and capital profile and overall market cycles. Unrealized investment gains and losses arise primarily from changes in the market value of our investments that are classified as trading. These valuation adjustments may not necessarily result in economic gains or losses.

Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these realized and unrealized gains or losses. We do not view them to be indicative of our fundamental operating activities. Therefore, these items are excluded from our calculation of adjusted pretax operating income (loss). However, we include the change in expected economic loss or recovery associated with our consolidated VIEs, if any, in the calculation of adjusted pretax operating income (loss).

(2)

Loss on induced conversion and debt extinguishment. Gains or losses on early extinguishment of debt and losses incurred to purchase our convertible debt prior to maturity are discretionary activities that are undertaken in order to take advantage of market opportunities to strengthen our financial and capital positions; therefore, we do not view these activities as part of our operating performance. Such transactions do not reflect expected future operations and do not provide meaningful insight regarding our current or past operating trends. Therefore, these items are excluded from our calculation of adjusted pretax operating income (loss).

(3)

Acquisition-related expenses. Acquisition-related expenses represent the costs incurred to effect an acquisition of a business (i.e., a business combination). Because we pursue acquisitions on a strategic and selective basis and not in the ordinary course of our business, we do not view acquisition-related expenses as a consequence of a primary business activity. Therefore, we do not consider these expenses to be part of our operating performance and they are excluded from our calculation of adjusted pretax operating income (loss).

Radian Group Inc. and Subsidiaries
Definition of Consolidated Non-GAAP Financial Measures
Exhibit F (page 2 of 2)

(4)

Amortization and impairment of intangible assets. Amortization of intangible assets represents the periodic expense required to amortize the cost of intangible assets over their estimated useful lives. Intangible assets with an indefinite useful life are also periodically reviewed for potential impairment, and impairment adjustments are made whenever appropriate. These charges are not viewed as part of the operating performance of our primary activities and therefore are excluded from our calculation of adjusted pretax operating income (loss).

(5)

Net impairment losses recognized in earnings. The recognition of net impairment losses on investments can vary significantly in both size and timing, depending on market credit cycles. We do not view these impairment losses to be indicative of our fundamental operating activities. Therefore, whenever these losses occur, we exclude them from our calculation of adjusted pretax operating income (loss).

In addition to the above non-GAAP measures for the consolidated company, we also have presented as supplemental information a non-GAAP measure for our Services segment, representing a measure of earnings before interest, income taxes, depreciation and amortization (“EBITDA”). We calculate Services adjusted EBITDA by using adjusted pretax operating income as described above, further adjusted to remove the impact of depreciation and corporate allocations for interest and operating expenses. We have presented Services adjusted EBITDA to facilitate comparisons with other services companies, since it is a widely accepted measure of performance in the services industry.

See Exhibit G for the reconciliation of our non-GAAP financial measures for the consolidated company, adjusted pretax operating income and adjusted diluted net operating income per share, to the most comparable GAAP measures, pretax income and diluted net income per share, respectively. Exhibit G also contains the reconciliation of Services adjusted EBITDA to the most comparable GAAP measure, net income.

Total adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and Services adjusted EBITDA are not measures of total profitability, and therefore should not be viewed as substitutes for GAAP pretax income (loss), diluted net income (loss) per share or net income. Our definitions of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share or Services adjusted EBITDA may not be comparable to similarly-named measures reported by other companies.

Radian Group Inc. and Subsidiaries
Consolidated Non-GAAP Financial Measure Reconciliations
Exhibit G (page 1 of 2)

Reconciliation of Adjusted Pretax Operating Income (Loss) to Consolidated Pretax Income

	2016			2015
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3
Adjusted pretax operating income (loss):
Mortgage Insurance	$142,468	$137,345	$140,132	$125,904	$115,905
Services	(2,539)	(5,960)	(9,913)	(1,797)	(279)
Total adjusted pretax operating income	139,929	131,385	130,219	124,107	115,626

Net gains (losses) on investments and other financial instruments	7,711	30,527	31,286	(13,402)	3,868
Loss on induced conversion and debt extinguishment	(17,397)	(2,108)	(55,570)	(2,320)	(11)
Acquisition-related expenses (1)	(10)	54	(205)	(266)	(525)
Amortization and impairment of intangible assets (1)	(3,292)	(3,311)	(3,328)	(3,409)	(3,273)
Consolidated pretax income	$126,941	$156,547	$102,402	$104,710	$115,685

(1)	Please see Exhibit F for the definition of this line item.

Reconciliation of Adjusted Diluted Net Operating Income Per Share to Diluted Net Income Per Share

	2016			2015
	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3
Adjusted diluted net operating income per share (1)	$0.41	$0.38	$0.37	$0.34	$0.31

Per share impact of debt items:
Loss on induced conversion and debt extinguishment	(0.08)	(0.01)	(0.23)	(0.01)	—
Income tax provision (benefit) (2)	(0.03)	—	(0.03)	(0.04)	—
Per share impact of debt items	(0.05)	(0.01)	(0.20)	0.03	—

Per share impact of other reconciling items:
Net gains (losses) on investments and other financial instruments	0.03	0.13	0.13	(0.05)	0.01
Acquisition-related expenses	—	—	—	—	—
Amortization and impairment of intangible assets	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Income tax provision (benefit) on other reconciling items (1)	0.01	0.04	0.04	(0.02)	—
Difference between statutory and effective tax rate	—	(0.01)	0.04	(0.01)	(0.02)
Per share impact of other reconciling items	0.01	0.07	0.12	(0.05)	(0.02)
Diluted net income per share	$0.37	$0.44	$0.29	$0.32	$0.29

(1)	Calculated using the company’s federal statutory tax rate. Any permanent tax adjustments and state income taxes on these items have been deemed immaterial and are not included.
(2)

A portion of the loss on induced conversion and debt extinguishment is non-deductible for tax purposes. The income tax benefit is based on the tax deductible loss using the company's federal statutory tax rate.

Radian Group Inc. and Subsidiaries
Consolidated Non-GAAP Financial Measure Reconciliations
Exhibit G (page 2 of 2)

Reconciliation of Services Adjusted EBITDA to Net Income

	2016			2015
(In thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Services adjusted EBITDA	$5,031	$1,988	$(3,079)	$4,197	$6,266
Allocation of corporate operating expenses to Services	(2,265)	(2,779)	(1,751)	(968)	(1,567)
Allocation of corporate interest expenses to Services	(4,423)	(4,422)	(4,422)	(4,414)	(4,423)
Services depreciation and amortization	(882)	(747)	(661)	(612)	(555)
Services adjusted pretax operating income (loss)	(2,539)	(5,960)	(9,913)	(1,797)	(279)
Mortgage Insurance adjusted pretax operating income	142,468	137,345	140,132	125,904	115,905
Total adjusted pretax operating income	139,929	131,385	130,219	124,107	115,626

Net gains (losses) on investments and other financial instruments	7,711	30,527	31,286	(13,402)	3,868
Loss on induced conversion and debt extinguishment	(17,397)	(2,108)	(55,570)	(2,320)	(11)
Acquisition-related expenses	(10)	54	(205)	(266)	(525)
Amortization and impairment of intangible assets	(3,292)	(3,311)	(3,328)	(3,409)	(3,273)
Consolidated pretax income	126,941	156,547	102,402	104,710	115,685
Income tax provision	44,138	58,435	36,153	30,182	45,594
Net income	$82,803	$98,112	$66,249	$74,528	$70,091

On a consolidated basis, “adjusted pretax operating income” and “adjusted diluted net operating income per share” are measures not determined in accordance with GAAP. “Services adjusted EBITDA” is also a non-GAAP measure. These measures are not representative of total profitability, and therefore should not be viewed as substitutes for GAAP pretax income or diluted net income per share. Our definitions of adjusted pretax operating income, adjusted diluted net operating income per share or Services adjusted EBITDA may not be comparable to similarly-named measures reported by other companies. See Exhibit F for additional information on our consolidated non-GAAP financial measures.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information - New Insurance Written
Exhibit H

	2016			2015
($ in millions)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Total primary new insurance written	$15,656	$12,921	$8,071	$9,099	$11,176

Percentage of primary new insurance written by FICO score
>=740	64.2%	60.9%	58.4%	60.3%	61.0%
680-739	30.4	32.2	33.7	32.2	31.9
620-679	5.4	6.9	7.9	7.5	7.1
Total Primary	100.0%	100.0%	100.0%	100.0%	100.0%

Percentage of primary new insurance written
Direct monthly and other premiums	73%	74%	71%	71%	73%
Direct single premiums	27%	26%	29%	29%	27%

Net single premiums (1)	17%	17%	19%	29%	27%

Refinances	22%	18%	19%	17%	13%

LTV
95.01% and above	6.0%	4.8%	3.7%	3.6%	3.5%
90.01% to 95.00%	47.1%	50.2%	50.5%	49.5%	51.5%
85.01% to 90.00%	31.4%	31.8%	33.1%	34.4%	34.1%
85.00% and below	15.5%	13.2%	12.7%	12.5%	10.9%

(1)	In 2016, represents the percentage of direct single premiums written, after consideration of the 35% single premium NIW ceded under the Single Premium QSR Transaction.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information - Primary Insurance in Force and Risk in Force
Exhibit I

	September 30,	June 30,	March 31,	December 31,	September 30,
($ in millions)	2016	2016	2016	2015	2015
Primary insurance in force (1)
Prime	$172,178	$168,259	$165,526	$165,291	$164,060
Alt-A	5,363	5,627	5,907	6,176	6,531
A minus and below	3,624	3,786	3,953	4,117	4,275
Total Primary	$181,165	$177,672	$175,386	$175,584	$174,866

Primary risk in force (1) (2)
Prime	$44,075	$43,076	$42,312	$42,170	$41,784
Alt-A	1,241	1,302	1,366	1,427	1,510
A minus and below	906	946	988	1,030	1,070
Total Primary	$46,222	$45,324	$44,666	$44,627	$44,364

Percentage of primary risk in force
Direct monthly and other premiums	69%	69%	69%	69%	70%
Direct single premiums	31%	31%	31%	31%	30%

Net single premiums (3)	25%	25%	25%	30%	30%

Percentage of primary risk in force by FICO score
>=740	57.4%	57.1%	57.0%	57.1%	57.0%
680-739	30.9	30.8	30.6	30.3	30.2
620-679	10.2	10.5	10.7	10.8	10.9
<=619	1.5	1.6	1.7	1.8	1.9
Total Primary	100.0%	100.0%	100.0%	100.0%	100.0%

Percentage of primary risk in force by LTV
95.01% and above	7.2%	7.1%	7.2%	7.3%	7.4%
90.01% to 95.00%	52.1	51.6	50.9	50.4	49.8
85.01% to 90.00%	32.8	33.3	33.7	34.0	34.3
85.00% and below	7.9	8.0	8.2	8.3	8.5
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Percentage of primary risk in force by policy year
2005 and prior	5.1%	5.5%	6.0%	6.3%	6.8%
2006	3.1	3.4	3.6	3.7	3.9
2007	7.4	7.9	8.4	8.7	9.1
2008	5.2	5.6	6.0	6.3	6.6
2009	1.2	1.3	1.5	1.7	1.8
2010	1.0	1.2	1.3	1.4	1.5
2011	2.2	2.5	2.7	2.9	3.1
2012	8.8	9.7	10.6	11.2	12.0
2013	13.9	15.5	17.0	18.1	19.2
2014	13.4	14.9	16.3	17.1	18.0
2015	19.4	21.0	22.0	22.6	18.0
2016	19.3	11.5	4.6	—	—
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Primary risk in force on defaulted loans (4)	$1,381	$1,398	$1,562	$1,625	$1,666

(1)	Includes amounts ceded under our reinsurance agreements, as well as amounts related to the Freddie Mac Agreement.
(2)	Does not include pool risk in force or other risk in force, which combined represent less than 3.0% of our total risk in force for all periods presented.
(3)	Represents the percentage of Single Premium RIF, after giving effect to all reinsurance ceded.
(4)	Excludes risk related to loans subject to the Freddie Mac Agreement.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information - Claims and Reserves
Exhibit J

	2016			2015
($ in thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Net claims paid: (1)
Prime	$51,964	$56,036	$74,432	$56,900	$65,396
Alt-A	16,334	18,349	28,929	21,343	18,966
A minus and below	9,615	12,315	13,196	11,530	14,028
Total primary claims paid	77,913	86,700	116,557	89,773	98,390
Pool	4,492	5,451	7,389	6,477	8,721
Second-lien and other	(234)	(231)	345	(143)	(16)
Subtotal	82,171	91,920	124,291	96,107	107,095
Impact of captive terminations	(171)	(2,619)	(120)	(65)	—
Impact of settlements (2)	705	1,400	3,500	80,426	61,994
Total net claims paid	$82,705	$90,701	$127,671	$176,468	$169,089

Average net claim paid: (3)
Prime	$48.3	$48.6	$47.7	$46.9	$46.2
Alt-A	65.3	63.5	63.0	61.7	60.2
A minus and below	41.3	39.9	36.8	40.6	42.5
Total average net primary claim paid	50.0	49.5	49.0	48.7	47.8
Pool	51.0	58.0	53.2	56.3	51.3
Total average net claim paid	$49.7	$49.6	$48.9	$48.9	$47.8

Average direct primary claim paid (3) (4)	$50.3	$49.9	$49.6	$50.5	$48.5
Average total direct claim paid (3) (4)	$50.0	$50.0	$49.5	$50.6	$48.5

($ in thousands, except primary reserve per primary default amounts)	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Reserve for losses by category
Prime	$409,438	$420,281	$438,598	$480,481	$519,572
Alt-A	166,349	173,284	183,189	203,706	234,772
A minus and below	106,678	112,001	116,835	129,352	137,441
IBNR and other	73,057	74,639	79,051	83,066	107,179
LAE	21,255	22,389	23,600	26,108	41,464
Reinsurance recoverable (5)	6,448	6,044	8,239	8,286	11,071
Total primary reserves	783,225	808,638	849,512	930,999	1,051,499
Pool insurance	36,065	36,982	38,843	42,084	43,234
IBNR and other	823	897	1,050	1,118	949
LAE	1,112	1,163	1,227	1,335	1,983
Reinsurance recoverable (5)	36	33	—	—	—
Total pool reserves	38,036	39,075	41,120	44,537	46,166
Total 1st lien reserves	821,261	847,713	890,632	975,536	1,097,665
Second-lien and other	673	666	716	863	905
Total reserves	$821,934	$848,379	$891,348	$976,399	$1,098,570

1st lien reserve per default
Primary reserve per primary default excluding IBNR and other	$24,049	$24,609	$24,959	$24,019	$26,237

(1)	Net of reinsurance recoveries.
(2)	For 2015, includes the impact of the BofA Settlement Agreement.
(3)	Calculated without giving effect to the impact of the termination of captive transactions and settlements.
(4)	Before reinsurance recoveries.
(5)	Represents ceded losses on captive transactions and quota share reinsurance transactions.

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information - Default Statistics
Exhibit K

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Default Statistics
Primary Insurance:
Prime
Number of insured loans	840,534	826,511	817,236	816,797	812,657
Number of loans in default	19,100	19,025	19,510	22,223	22,328
Percentage of loans in default	2.27%	2.30%	2.39%	2.72%	2.75%

Alt-A
Number of insured loans	28,080	29,445	30,990	32,411	34,166
Number of loans in default	4,545	4,820	5,138	5,813	6,318
Percentage of loans in default	16.19%	16.37%	16.58%	17.94%	18.49%

A minus and below
Number of insured loans	28,313	29,450	30,681	31,902	33,018
Number of loans in default	5,885	5,982	6,221	7,267	7,229
Percentage of loans in default	20.79%	20.31%	20.28%	22.78%	21.89%

Total Primary
Number of insured loans	896,927	885,406	878,907	881,110	879,841
Number of loans in default (1)	29,530	29,827	30,869	35,303	35,875
Percentage of loans in default	3.29%	3.37%	3.51%	4.01%	4.08%

(1)	Excludes the following number of loans subject to the Freddie Mac Agreement that are in default as we no longer have claims exposure on these loans:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Number of loans in default	1,888	2,180	2,339	2,821	2,993

Radian Group Inc. and Subsidiaries
Mortgage Insurance Supplemental Information - QSR, Captives and Persistency
Exhibit L

	2016			2015
($ in thousands)	Qtr 3	Qtr 2	Qtr 1	Qtr 4	Qtr 3

Initial and Second Quota Share Reinsurance (“QSR”) Transactions
QSR ceded premiums written (1)	$6,730	$7,356	$7,962	$6,934	$8,466
% of premiums written	2.6%	2.9%	3.4%	2.9%	3.4%
QSR ceded premiums earned (1)	$10,597	$11,172	$11,325	$10,523	$12,203
% of premiums earned	4.1%	4.5%	4.7%	4.4%	5.1%
Ceding commissions written	$1,922	$2,099	$2,270	$2,553	$2,743
Ceding commissions earned (2)	$3,974	$3,779	$4,446	$3,466	$2,463
Profit commission	$—	$—	$—	$1,559	$678
Risk in force included in QSR (3)	$1,718,031	$1,872,017	$2,018,468	$2,131,030	$2,253,913

Single Premium QSR Transaction
QSR ceded premiums written (1)	$13,004	$11,488	$197,593	N/A	N/A
% of premiums written	5.0%	4.6%	84.7%	N/A	N/A
QSR ceded premiums earned (1)	$8,608	$7,146	$5,994	N/A	N/A
% of premiums earned	3.3%	2.9%	2.5%	N/A	N/A
Ceding commissions written	$5,482	$4,844	$50,932	N/A	N/A
Ceding commissions earned (2)	$4,382	$3,759	$3,032	N/A	N/A
Profit commission	$8,922	$7,891	$6,134	N/A	N/A
Risk in force included in QSR (3)	$3,621,993	$3,461,464	$3,308,057	N/A	N/A

Total risk in force included in QSRs	$5,340,024	$5,333,481	$5,326,525	$2,131,030	$2,253,913

1st Lien Captives
Premiums earned ceded to captives	$537	$1,346	$1,869	$2,268	$2,434
% of total premiums earned	0.2%	0.5%	0.8%	1.0%	1.0%

Persistency Rate (twelve months ended)	78.4%	79.9%	79.4%	78.8%	79.2%
Persistency Rate (quarterly, annualized) (4)	75.3%	78.0%	82.3%	81.8%	80.5%

(1)	Net of profit commission.
(2)	Includes amounts reported in policy acquisition costs and other operating expenses.
(3)	Included in primary risk in force.
(4)	The Persistency Rate on a quarterly, annualized basis may be impacted by seasonality or other factors, and may not be indicative of full-year trends.

FORWARD-LOOKING STATEMENTS

All statements in this report that address events, developments or results that we expect or anticipate may occur in the future are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as "anticipate," "may," "will," "could," "should," "would," "expect," "intend," "plan," "goal," "contemplate," "believe," "estimate," "predict," "project," "potential," "continue," "seek," "strategy," "future," "likely" or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management's current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including:

  changes in general economic and political conditions, including in particular but without limitation, unemployment rates, interest rates and changes in housing and mortgage credit markets that could impact the size of the insurable market and the credit performance of our insured portfolio;
  changes in the way customers, investors, regulators or legislators perceive the performance and financial strength of private mortgage insurers;
  Radian Guaranty’s ability to remain eligible under the PMIERs and other applicable requirements imposed by the Federal Housing Finance Agency and by the GSEs to insure loans purchased by the GSEs;
  our ability to successfully execute and implement our capital plans and to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs;
  our ability to successfully execute and implement our business plans and strategies, including in particular but without limitation, plans and strategies that require GSE and/or regulatory approvals;
  our ability to maintain an adequate level of capital in our insurance subsidiaries to satisfy existing and future state regulatory requirements;
  changes in the charters or business practices of, or rules or regulations imposed by or applicable to, the GSEs, including the GSEs’ interpretation and application of the PMIERs to Radian Guaranty;
  changes in the current housing finance system in the U.S., including in particular but without limitation, the role of the FHA, the GSEs and private mortgage insurers in this system;
  any disruption in the servicing of mortgages covered by our insurance policies, as well as poor servicer performance;
  a significant decrease in the Persistency Rates of our Monthly Premium Policies;
  competition in our mortgage insurance business, including in particular but without limitation, price competition (in particular from those mortgage insurers with advantageous tax positions) and competition from the FHA, VA and other forms of credit enhancement;
  the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the financial services industry in general, and on our businesses in particular;
  the adoption of new laws and regulations, or changes in existing laws and regulations, or the way they are interpreted;
  the outcome of legal and regulatory actions, reviews, audits, inquiries and investigations that could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief that could require significant expenditures or have other effects on our business;
  the amount and timing of potential payments or adjustments associated with federal or other tax examinations, including deficiencies assessed by the IRS resulting from its examination of our 2000 through 2007 tax years, which we are currently contesting;
  the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance business;
  volatility in our results of operations caused by changes in the fair value of our assets and liabilities, including a significant portion of our investment portfolio;
  changes in GAAP or SAP rules and guidance, or their interpretation;
  legal and other limitations on dividends and other amounts we may receive from our subsidiaries; and
  the possibility that we may need to impair the carrying value of goodwill established in connection with our acquisition of Clayton.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of our 2015 Form 10-K, and in our subsequent quarterly and other reports filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this report. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

CONTACT:
Radian Group Inc.
Emily Riley, 215-231-1035
emily.riley@radian.biz